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                                                                   Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46146, 333-86531, and 333-74061) of
Invitrogen Corporation of our report dated February 28, 2000 relating to the financial statements and financial statement schedule of Dexter Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Current Report on Form 8-K of Invitrogen Corporation.


/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
September 27, 2000